UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2021

Ryerson Holding Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-34735

(Commission File Number)

26-1251524

(I.R.S. Employer Identification No.)

227 W. Monroe St., 27th Floor, Chicago, IL 60606

(Address of principal executive offices and zip code)

(312) 292-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value, 100,000,000 shares authorized	RYI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 17, 2021, the Board of Directors of Ryerson Holding Corporation (the “Company”) appointed Michael J. Burbach as Chief Operating Officer of the Company, effective April 2, 2021.  Mr. Burbach, age 59, has over 37 years’ experience with the Company in multiple positions.  Since October 2013, Mr. Burbach has served as President, North-West Region of the Company.  Prior to that, Mr. Burbach served as President, Midwest Region of the Company since 2007.  Mr. Burbach began his metals career as an inside sales representative at Vincent Metals in 1984 and has held procurement, sales and product management roles in the metals industry as well as roles in operations and senior management.  Mr. Burbach received his Bachelor of Science degree from the University of Wisconsin-La Crosse.

There are no family relationships between Mr. Burbach and any of the Company’s directors or executive officers, and there is no arrangement or understanding between Mr. Burbach or any other person and the Company or any of its subsidiaries pursuant to which he was appointed as an officer of the Company.  There are no transactions between Mr. Burbach or any of his immediate family members and the Company or any of its subsidiaries that would be required to be reported under Item 404(a) of Regulation S-K.

In connection with Mr. Burbach’s appointment and as part of the Company’s ordinary course annual base salary review, Mr. Burbach’s base salary will be increased effective April 2, 2021 by approximately 5% to $450,000, with his target annual bonus opportunity remaining at 75% of his base salary. In addition, in connection with his appointment and as part of the Company’s standard long-term incentive program, the Company’s Board of Directors (the “Board”) expects to grant Mr. Burbach restricted stock units under the Company’s 2014 Omnibus Incentive Plan, as amended and restated, representing the right to receive up to 35,000 shares of common stock of the Company in the aggregate, which will be subject to such vesting terms and performance criteria, as applicable, as will be determined by the Board.

On February 17, 2021, Kevin D. Richardson, age 59, notified the Company of his intent to retire from his position as the President, South-East Region of the Company, effective April 2, 2021 resulting from a thoughtful and well-planned succession process begun in key positions across the South-East Region over the past several years and adjusted for conditions imposed by the COVID-19 pandemic.  Mr. Richardson will remain with Ryerson through at least the end of the calendar year supporting the transition of his role to the new regional teams, working on strategic projects and maintaining key customer and supplier relationships.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 23, 2021

RYERSON HOLDING CORPORATION

By:	/s/ Mark S. Silver
Name:	Mark S. Silver
Title:	Executive Vice President, General Counsel & Chief Human Resources Officer